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                                                                   EXHIBIT 23.3

                     [FORREST A. GARB & ASSOCIATES, INC.]



                        CONSENT OF INDEPENDENT ENGINEERS


         We consent to the inclusion in this registration statement on Form S-1 for the Mewbourne Energy 99-00 Drilling Programs of the summary of the Reserve Report as of January 1, 1999, for Mewbourne Development Partners 92 GP, Mewbourne Development Partners 93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P., Mewbourne Development Partners 94-B, L.P. Mewbourne Development Partners 94-C, L.P., Mewbourne Energy Partners 94 Private L.P., Mewbourne Energy Partners 95-A, L.P., Mewbourne Energy Partners 95-B, L.P., Mewbourne Energy Partners 96-A, L.P. and Mewbourne Energy Partners 97-A, L.P. as audited by us. We also consent to the reference therein to our firm as an "Independent Expert."




                                       /s/ FORREST A. GARB & ASSOCIATES, INC.
                                       FORREST A. GARB & ASSOCIATES, INC.

                                       Dallas, Texas
                                       April 21, 1999